                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

[HEI INC LOGO]
P. O. Box 5000
Victoria, Minnesota 55386 USA
952-443-2500


CONTACTS:                                            FOR IMMEDIATE RELEASE
         Anthony J. Fant, CEO
         Donald R. Reynolds, President/COO
         Steve E. Tondera, CFO


                   HEI RECEIVES $6.7 MILLION EQUITY INVESTMENT
        950,000 SHARES OF COMMON STOCK AT $7.00 BOUGHT BY RS INVESTMENTS
                             AND CONSTABLE CAPITAL

MINNEAPOLIS, August 30, 2001--HEI, Inc. (Nasdaq: HEII, www.heii.com), a worldwide leader in the design and manufacture of microelectronic products, announced today that it has completed a $6.7 million private placement of its common stock. Under terms of the financing, HEI sold 950,000 shares of common stock at $7.00 per share. The purchasers were mutual funds and private funds managed by RS Investments, a San Francisco-based investment firm, and Constable Capital, LLC, a Deephaven, MN investment fund. Minneapolis-based ThinkEquity Partners, an institutional equity boutique with offices in New York, San Francisco and Chicago, acted as the placement agent for HEI.

"We are pleased to welcome RS Investments and Constable Capital as institutional investors in our company," said Donald R. Reynolds, President and Chief Operating Officer of HEI, Inc. "This investment will allow us to accelerate production of products for the broadband communication markets where we now have significant orders. These products incorporate HEI's patented broadband technology," he added.

"It is gratifying that tech savvy investors such as RS Investments and Constable Capital share our confidence in HEI's future. This additional capital will enhance our growth plans for new products in emerging markets. This is the first equity investment from outside investors in the past 10 years. The addition of such knowledgeable institutional investors to our shareholder base has been an important goal," said Anthony Fant, Chief Executive Officer, HEI, Inc.

About HEI, Inc.

HEI, Inc. (Nasdaq: HEII, www.heii.com) specializes in the design, manufacture and test of ultra miniature microelectronic products. In the past three years, HEI has invested in technology, capital, and facilities that have led to significant technology patents and proprietary manufacturing processes placing HEI in a unique position to satisfy the needs of hearing, medical, and broadband communication markets.

More information on HEI can be accessed via the Company web site at http://www.heii.com.

--------------------------------------------------------------------------------
HEI, Inc. specializes in the custom design and manufacture of high performance, ultraminiature microelectronic devices and high-technology products incorporating those devices. HEI contributes to its customers' competitiveness in the hearing, medical, communications, wireless smart card, and other RF applications through innovative design solutions and the application of state-of-the art materials, processes and manufacturing capabilities.

Headquarters and Microelectronics Division                    PO Box 5000, 1495 Steiger Lake Lane, Victoria, MN 55386
High Density Interconnect Division                            610 South Rockford Drive, Tempe, AZ 85281
Cross Technology, Inc.                                        1546 Lake Drive West, Chanhassen, MN 55317

--------------------------------------------------------------------------------

FORWARD LOOKING INFORMATION

Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the importance of specific technologies within specific markets, and estimated growth and growth rates are forward looking statements. All of such forward-looking statements involve risks and uncertainties including, without limitation, adverse business or market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, adverse competitive developments, change in or cancellation of customer requirements, and other risks detailed from time to time in HEI's SEC filings.